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                                                                    Exhibit 99.1


                   Certification Accompanying Periodic Report
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                             (18 U.S.C.Section1350)



     The undersigned, Bobby S. Shackouls, Chairman of the Board, President and Chief Executive Officer of Burlington Resources Inc. ("Company"), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003 (the "Report") (1) fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


                                     /S/ BOBBY S. SHACKOULS
                                     ------------------------------------------
Dated: May 7, 2003                   Bobby S. Shackouls
                                     Chairman of the Board, President and Chief
                                     Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Burlington Resources Inc. and will be retained by Burlington Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.